UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

 (Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01          Completion of Acquisition or Disposition of Assets.

On November 1, 2021, WideOpenWest, Inc. (the “Company”) completed the previously announced sale of the Company’s Illinois, Indiana, and Anne Arundel, Maryland service areas pursuant to that certain Asset Purchase Agreement dated June 30, 2021 between the Company and Radiate HoldCo, LLC, a telecommunications holding company affiliated with RCN Telecom Services LLC, Grande Communications Networks, LLC and WaveDivision Holdings, LLC (collectively, “Astound Broadband”) (the “Astound Purchase Agreement”), whereby Radiate HoldCo, LLC acquired the Company’s Illinois, Indiana, and Anne Arundel, Maryland service areas for approximately $661 million, subject to adjustments, including customary working capital adjustments, as specified in the Astound Purchase Agreement (the “Astound Broadband Transaction”).

A description of and a copy of the Astound Purchase Agreement was contained in and filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2021.

Item 8.01          Other Events.

On November 1, 2021, the Company issued a press release announcing the completion of the Astound Broadband Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Certain statements in this Current Report on Form 8-K that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2021, and also include the following factors: uncertainties relating to the use of proceeds from the sale of systems to Astound Broadband; the effect of the completion of the Astound Transaction on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; and risks relating to potential diversion of management attention from the Company’s ongoing business operations. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01          Financial Statements and Exhibits.

(b) Pro forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2021, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the years ended December 31, 2020, December 31, 2019, and December 31, 2018 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)

Exhibit No.	Description
99.1	Press Release dated November 1, 2021
99.2	Unaudited Pro Forma Condensed Combined Financial Statements
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: November 1, 2021	By:	/s/ John Rego
John Rego
Chief Financial Officer